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                                                                   EXHIBIT 10.29

                 PARTICIPATING CONSULTANT AGREEMENT ASSIGNMENT


        This Participating Consultant Agreement Assignment (this "AGREEMENT") is made as of December 14, 1998, by ProfitSource Corporation, a Delaware corporation ("PROFITSOURCE") and The Ringco Group LLC, a California limited liability company (the "CONSULTANT").


                                    RECITALS

        A. National Benefits Consultants, LLC, a Nevada limited liability company ("NBC") and Consultant entered into that certain Participating Consultant Agreement ("CONSULTANT AGREEMENT") dated as of January 1, 1997, pursuant to which NBC has certain payment and other obligations to Consultant.

        B. Pursuant to that certain Equity Purchase Agreement of even date herewith by and between ProfitSource and NBC (ProfitSource and NBC collectively referred to herein as the "COMPANY") ProfitSource is acquiring all of the outstanding equity interests of NBC.

        C. The Company desires to assume from Consultant and Consultant desires to assign to the Company all of Consultant's right, title, and interest in and to the Consultant Agreement and all amendments, additions or documents related thereto, including, without limitation, all rights to payments arising thereunder, as of the Closing Date (as defined herein) as specified in this Agreement.

        NOW, THEREFORE, in consideration of the execution and delivery of this Agreement, and of the promises contained herein, effective as of the Closing Date the parties hereto agree as follows:

                                    ARTICLE 1
                                   ASSIGNMENT

        At the Closing (as defined herein) Consultant shall assign to the Company and the Company shall assume from Consultant all of Consultant's right, title and interest in and to the Consultant Agreement and all amendments, additions or documents related thereto including, without limitation, all rights to payments arising at any time thereunder (the "ASSIGNMENT"). Notwithstanding the foregoing, the Company is not assuming any obligation or liability of Consultant arising out of representations or promises made by Consultant in the course of sales pursuant to the Consultant Agreement.


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                                    ARTICLE 2
                              EFFECT OF ASSIGNMENT

        Consultant acknowledges that as a result of the Assignment described in
Article 1, Consultant will no longer have any right to receive payments pursuant to, and will no longer be entitled to conduct business under, the Consultant Agreement. The Company shall succeed to all such rights and obligations and the Company shall have no further obligations whatsoever to Consultant arising under, or in connection with, the Consultant Agreement including, without limitation, those obligations arising at any time with respect to, or in connection with, the Approved Customers (as such term is defined in the Consultant Agreement) listed on Schedule 1 attached hereto .

                                    ARTICLE 3
                                  CONSIDERATION

        3.1 CONSIDERATION. In consideration of the terms hereof, the Company shall at the Closing:

              (a) Cash Payment. Deliver to Consultant One Hundred Thousand Dollars ($100,000) by wire transfer of immediately available funds to the account set forth below:

                  Pacific National Bank
                  Acct # 1004856701

              (b) Common Stock. Issue to Consultant 193,804 shares of Series A Common Stock of the Company (the "SHARES"), certificates for which will be retained by the Company in order to facilitate replacement of such certificates upon an initial public offering of the Company's stock (an "IPO") with the transfer agent's form of certificate, and to facilitate enforcement of the Stockholder Agreement described in Section 3.4. The Company will keep custody of the certificates representing such Shares until the IPO and until such Shares are no longer subject to the Stockholder Agreement and recipients of shares will execute and deliver blank stock powers. This custody arrangement will not affect the rights as a stockholder of any permitted recipient of such Shares.

        3.2 ASSIGNMENT SAVINGS.

              (a) Guaranty. As a result of the Assignment described in Article 1, Consultant guarantees that the Company shall avoid payments that would otherwise be due Consultant under the Consultant Agreement of a minimum of One Million Eight Hundred and Seventy Five Thousand Dollars between the Closing Date and the Closing Date's fifth anniversary (the "TOTAL AVOIDED PAYMENT AMOUNT"), in amounts equal to at least Three Hundred and Seventy-Five Thousand Dollars per Measurement Period (the "YEARLY AVOIDED PAYMENT AMOUNT") . For purposes hereof "MEASUREMENT PERIOD" refers to those five twelve month measurement periods, the first Measurement Period commencing on the Closing Date, and the succeeding Measurement Periods commencing on the first, second, third and fourth anniversaries of the Closing Date, respectively.



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              (b) Offset. In the event that the Company fails to avoid payments equal to the Yearly Avoided Payment Amount for any particular Measurement Period, the Company shall have the right to offset any payment due to Consultant under any other agreement between the Consultant and the Company or its affiliates, whether such agreement is now or hereafter existing, until the Company avoids payments to Consultant equal to the Yearly Avoided Payment Amount.

              (c) Surplus. In the event that the Company avoids payments to Consultant in an amount greater than the Yearly Avoided Payment Amount during any particular Measurement Period, the amount of surplus will be carried forward and applied to future Measurement Periods in the event that in a future Measurement Period the Company fails to avoid the Yearly Avoided Payment Amount.

              (d) Shortfall Amount. In the event that the Company does not avoid payments to the Consultant equal to the Total Avoided Payment Amount prior to the fifth anniversary of the Closing Date (the "ANNIVERSARY DATE"), Consultant shall be obligated to pay to the Company the difference between the sum of the actual avoided payments attributable to the Assignment described in Section 1 plus any offsets taken pursuant to Section 3.2(b) and the Total Avoided Payment Amount (the "SHORTFALL AMOUNT"). On the Anniversary Date Consultant shall execute a promissory note in the principal amount of the Shortfall Amount, bearing interest at a rate of (10%), and secured by any payment due to Consultant under any other agreement between the Consultant and the Company or its Affiliates, whether such agreement is now or hereafter existing.

        3.3 SECURITIES RESTRICTIONS. (a) In addition to the contractual restrictions on transfer set forth in the Stockholder Agreement referred to in
Section 3.3, the Shares (or interests therein) cannot be offered, sold or transferred unless the Shares are registered and qualified under the Securities Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or such registration and qualification requirements are inapplicable, as reflected in an opinion of counsel to any transferring stockholders in form and substance reasonably satisfactory to the Company. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely, and may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

              (b) The Certificates will bear a legend to the effect set forth below, and appropriate stop transfer instructions against the Shares will be placed with any transfer agent of the Company to ensure compliance with the restrictions set forth herein.

              "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS PROFITSOURCE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SHARES OR OTHER EVIDENCE, SATISFACTORY TO



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              PROFITSOURCE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION
              IS NOT REQUIRED."

              (c) Each recipient of Shares or interests therein shall, as a condition to transfer of any Shares or interests therein, cause the transferee to enter into the Stockholder Agreement described in Section 3.5 and the Voting Agreement described in Section 3.5, provided that, with respect to each such agreement, this requirement will not apply to transfers made after the agreement has terminated.

        3.4 REGISTRATION. Consultant will not have any rights to demand registration of any of the Shares, or to participate in any registration undertaken by the Company except as set forth in this Section 3.4. If the Company files a registration statement with the Securities and Exchange Commission for an IPO of its equity securities or any subsequent public offering within twenty-four (24) months of the closing of the IPO (not including a registration statement filed in connection with an acquisition or employee benefit plan), and if the managing underwriter of such offering believes that the market will accommodate selling stockholders in the offering, then Consultant, shall have the right to include in such registration statement and offering up to that number of Shares and other common stock of the Company (the "COMMON STOCK") listed on Schedule 3.3. Other stockholders (including but not limited to stockholders who acquired Common Stock in the Consolidation Transactions (as defined in Section 5.3) and stockholders who acquired Common Stock in connection with the formation, or work on behalf of, the Company) will have rights to include shares of Common Stock in such offering, and if the aggregate amount of shares that all stockholders with such rights (collectively, the "SELLING STOCKHOLDERS") desire to include exceeds the number of shares of Common Stock that can be sold by all Selling Stockholders, then all Selling Stockholders desiring to sell in the offering will participate pro-rata on the basis of the relative numbers of shares of Common Stock they originally sought to include. In general, in such offerings, no Selling Stockholder will be permitted to include in the aggregate more than half of the shares of Common Stock held by such Selling Stockholder, or any shares subject to performance-related restrictions. Shares of Common Stock may only be included pursuant to the underwriting agreement negotiated between the Company and the underwriters, and Selling Stockholders must enter into the underwriting agreement with respect to any shares held by them to be included in the offering. Each Selling Stockholder shall pay (i) all underwriting discounts and commissions applicable to such Selling Stockholder's sale of shares of Common Stock, (ii) such Selling Stockholder's ratable share (based on the relative number of shares of Common Stock included in the offering) of any fees and disbursements of a single counsel for all Selling Stockholders, which counsel shall be selected by the two Selling Stockholders (or affiliated stockholder groups) selling the most shares of Common Stock in the offering, and (iii) the fees and costs of any separate counsel retained by such Selling Stockholder alone.

        3.5 STOCKHOLDER AGREEMENT. Consultant shall enter into a "STOCKHOLDER AGREEMENT" substantially in the form of Exhibit A and a "VOTING AGREEMENT" substantially in the form of Exhibit B concurrently with the execution of this Agreement.

        3.6 SECURITIES MATTERS.



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              (a) Consultant understands that (i) neither the Shares nor the offer and sale thereof have been registered or qualified under the Securities Act or any state securities or "BLUE SKY" laws, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) the Company's reliance on such exemptions is predicated on Consultant's representations set forth herein.

              (b) Consultant acknowledges that an investment in the Company involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that Consultant may lose its entire investment in the Shares.

              (c) the Company has made available to Consultant and Consultants' advisors the opportunity to obtain information to evaluate the merits and risks of the investment in the Shares, and Consultant has received all information requested from the Company. Consultant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, plans, prospects, and financial condition of the Company and to obtain additional information as Consultant has deemed appropriate for purposes of investing in the Shares pursuant to this Agreement.

              (d) Consultant, personally or through advisors, has expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Company and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Company. In connection with the purchase of the Shares, Consultant has relied solely upon independent investigations made by Consultant, and has consulted its own investment advisors, counsel and accountants. Consultant has adequate means of providing for current needs and personal contingencies, and has no need for liquidity and can sustain a complete loss of the investment in the Shares.

              (e) The Shares to be issued by the Company hereunder will be acquired for the recipient's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Shares in violation of applicable securities laws.

              (f) Consultant understands that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment in the Shares.

              (g) Each Member of Consultant represents and warrants that he, she or it, as the case may be, is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act and has documented such accredited status by delivery to the Company of a completed questionnaire in the form of Exhibit C attesting thereto (the "ACCREDITED INVESTOR QUESTIONNAIRE"). Consultant represents and warrants that each of its Members is an Accredited Investor.

              (h) Consultant has not received any general solicitation or general advertising concerning the Shares, nor is Consultant aware of any such solicitation or advertising.

        3.7 CONSULTANT ACKNOWLEDGMENTS.



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              (a) Consultant is aware that:

                     (i) The Company has recently been organized and has no financial or operating history.

                     (ii) There can be no assurance that any of the Consolidation Transactions will occur, that the Company will be successful in accomplishing the purpose for which it was formed or that it will ever be profitable. No assurance can be given regarding what companies, if any, will ultimately be acquired by the Company. No company is obligated to participate in the Consolidation Transactions unless a written agreement to such effect is entered into by the Company and such company.

                     (iii) No assurance can be given that an initial public offering ("IPO") of the Company's securities will occur. If an IPO does occur, no assurances can be given as to timing of the IPO, whether Consultant would be able to participate, or the price at which any shares of Common Stock would be sold.

                     (iv) No assurance can be given to the ultimate value of the Common Stock or any Shares issued as consideration for the transactions contemplated by this Agreement or the liquidity thereof.

                     (v) All decisions regarding the Consolidation Transactions, any IPO, and the Company's management and operations will be made by the Company's management, and certain individuals involved in planning the Consolidation Transactions and managing the business of the Company will have the right to vote the Shares pursuant to the Voting Agreement referred to in
Section 3.6.

              (b) Consultant acknowledges that no assurances have been made to Consultant with respect to any of the foregoing and no representations, oral or written, have been made to Consultant by the Company or any of its employees, representatives or agents concerning the potential value of the Shares issued as consideration for the transactions contemplated by this Agreement or the prospects of the Company, except as set forth herein.

                                    ARTICLE 4
                                 INDEMNIFICATION

        4.1 INDEMNIFICATION BY CONSULTANT.



        Subject to the limits set forth in this Article 4, Consultant and its successors and assigns shall indemnify, defend, reimburse and hold harmless the Company, persons controlling, controlled by, or under common control with the Company ("AFFILIATES"), and their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other



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expenses for investigating or defending any actions or threatened actions)
("LOSSES") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

              (a) the operations and liabilities of Consultant (other than obligations assumed by the Company) including, without limitation, any representations or promises made by Consultant in the course of sales pursuant to the Consultant Agreement;

              (b) any untruth, inaccuracy or material omission of any representation or warranty made by Consultant or any Member in this Agreement; or

              (c) the breach of any covenant, agreement or obligation of Consultant contained in this Agreement.

        4.2 INDEMNIFICATION PROCEDURE.

              (a) Whenever any claim shall arise for indemnification hereunder (a "CLAIM"), the Company shall promptly give written notice to Consultant with respect to the Claim after the receipt by the Company of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve Consultant from any obligation under this Agreement, except to the extent, if any, that Consultant is materially prejudiced thereby.

              (b) Upon receipt of written notice from the Company of a Claim, Consultant shall provide counsel (such counsel subject to the reasonable approval of the Company) to defend the Company against the matter from which the Claim arose, at Consultant's sole cost, risk and expense. The Company shall cooperate in all reasonable respects, at Consultant's sole cost, risk and expense, with Consultant in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Company may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim. If the Company's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by Consultant, and if the Company reasonably believes that the Company's interests will be adversely and materially affected if such legal position or defense is not pursued, Consultant shall bear the sole cost, risk and expense of the Company's separate participation, including all fees, costs and expenses of one separate counsel for the Company (or multiple Companies). If the Company elects to so participate, Consultant shall cooperate with the Company, and Consultant shall deliver to the Company or its counsel copies of all pleadings and other information within Consultant's knowledge or possession reasonably requested by the Company or its counsel that is relevant to the defense of such Claim and that will not prejudice Consultant's position, claims or defenses. The Company and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. Consultant shall have the right to elect to settle any claim for monetary damages only without the Company's consent, if the settlement includes a complete release of the Company. If the settlement does not include such a release, it will be subject to the consent of the Company, which will not be unreasonably withheld. Consultant may not admit any liability of the Company or waive any of the Company's rights without the Company's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, Consultant shall promptly pay such judgment or settlement.



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              (c) If Consultant fails to assume the defense of the subject of any Claim in accordance with the terms hereof, if Consultant fails diligently to prosecute such defense, or if Consultant has, in the Company's good faith judgment, a conflict of interest, the Company may defend against the subject of the Claim, at Consultant's sole cost, risk and expense, in such manner and on such terms as the Company deems appropriate, including, without limitation, settling the subject of the Claim after giving reasonable notice to Consultant. If the Company defends the subject of a Claim in accordance with this Section, Consultant shall cooperate with the Company and its counsel, at Consultant's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Company or its counsel copies of all pleadings and other information within Consultant's knowledge or possession reasonably requested by the Company or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice Consultant's position, claims or defenses. The Company shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

              (d) The obligation of Consultant to indemnify the Company against Losses arising under this Agreement shall be in addition to any other obligations Consultant might otherwise have and any other rights the Company might otherwise have.

        4.3 PAYMENT. All payments owing under this Article 4 will be made promptly as indemnifiable Losses are incurred. If the Company defends the subject matter of any Claim in accordance with Section 4.2(c) or proceeds with separate counsel in accordance with Section 4.2(b), the expenses (including attorneys' fees) incurred by the Company shall be paid by Consultant in advance of the final disposition of such matter as incurred by the Company, if the Company undertakes in writing to repay any such advances in the event that it is ultimately determined that the Company is not entitled to indemnification under the terms of this Agreement or applicable law.

        4.4 SET-OFF. In addition to any rights of set off or other rights that the Company of any of the other indemnitees may have at common law, by statute or otherwise, each such indemnitee shall have the right to set off any amount that is owed by such indemnitee to Consultant against any amount otherwise payable by Consultant to such indemnitee.

        4.5 LIMITATIONS.

              (a) Notwithstanding any provision of this Agreement to the contrary, Consultant shall have no obligation to indemnify any person entitled to indemnity under this Article 4 or to pay damages in respect of contract claims arising under this Agreement unless the persons so entitled to indemnity or recovery thereunder have suffered Losses in an aggregate amount attributable to all Claims and obligors in excess of Ten Thousand Dollars ($10,000) (the "THRESHOLD"). Once the aggregate amount of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses, including any amounts which constituted the Threshold. No person shall be entitled to indemnification under this Article 4 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement or any duty to Consultant.

              (b) The maximum aggregate liability of Consultant for all claims arising under this Agreement shall equal the aggregate consideration paid to Consultant hereunder. For purposes of



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this Section 4.5(b), the value of Shares received shall be (i) prior to the IPO, the per share Agreed Price (as defined in the Stockholder Agreement) then prevailing; and (ii) after the IPO, the per share closing price on the primary exchange or market on which the Common Stock is traded on the date such indemnifiable Losses become payable, except that the value of any Shares sold in bona fide third party transactions will be the gross proceeds to Consultant of such sale.

                                    ARTICLE 5
                                  MISCELLANEOUS

        5.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California, on a date to be selected by the Company (the "CLOSING Date"). Prior to the Closing Date, the Company shall provide written notice (the "CLOSING NOTICE") to Consultant informing Consultant of the date selected as the Closing Date.

        5.2 CONFIDENTIALITY. For purposes hereof, Consultant will keep the matters contemplated herein and all information provided by the Company related to the Company and the Consolidation Transactions (as defined below) and potential participants therein, including without limitation Deloitte and Touche LLP, confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. The Company will keep the matters contemplated herein and all information provided by Consultant related to Consultant confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. The Company and Consultant shall each cause their respective Affiliates, officers, directors, members, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby. Consultant acknowledges that the Company may provide information about Consultant to other participants in the Consolidation Transactions. If this Agreement terminates without consummation of the Closing, Consultant and the Company shall, and shall cause their Affiliates to, each maintain the confidentiality of any information obtained from the other in connection with the transactions contemplated hereby, the Consolidation Transactions, and the Company's business plans (the "INFORMATION"), other than Information that (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the Information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to stop such disclosure; or (v) is subsequently and independently developed by employees of the party to whom the Information was delivered without reference to the Information. If this Agreement terminates without consummation of the Closing, the Company, on the one hand, and Consultant, on the other, shall return to the other all material containing or reflecting the Information provided by the other, shall not retain any copies, extracts, or other reproductions thereof or derived therefrom, and shall thereafter refrain from using the Information and shall maintain its confidentiality pursuant to this Agreement.



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        5.3 CONSOLIDATION TRANSACTION. Concurrent with the Closing hereof, the
Company is acquiring in a series of transactions various other companies engaged in the business of cost reduction, cost recovery and profit enhancement services by means of mergers into the Company, or acquisitions by the Company of all or substantially all of the assets or stock or other equity interests of such companies (collectively, the "CONSOLIDATION TRANSACTIONS"). Consultant acknowledges that as a result of the complexity of the transactions contemplated hereby and the Consolidation Transactions, the Closing contemplated hereby and the closing of the Consolidation Transactions must be concurrent at a time designated by the Company. Accordingly, Consultant shall upon receipt of the Closing Notice but prior to the Closing Date (i) provide any outstanding documentation required to effect the Closing pursuant to this Agreement in escrow pending release upon authorization by Consultant at the Closing, (ii) complete performance of their respective obligations hereunder by the Closing.

        5.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 5.4:

               If to the Company:           Chief Executive Officer
                                            ProfitSource Corporation
                                            695 Town Center Drive, Suite 400
                                            Costa Mesa, California 92626
                                            Tel: (714) 429-5500
                                            Fax: (714) 429-5559

               With a copy to:              Brian W. Copple
                                            Gibson, Dunn & Crutcher LLP
                                            4 Park Plaza, Jamboree Center
                                            Irvine, California  92614
                                            Tel: (949) 451-3800
                                            Fax: (949) 451-4220

If to Consultant:                           Mark Coleman
                                            ProfitSource Corporation
                                            695 Town Center Drive, Suite 400
                                            Costa Mesa, California 92626
                                            Tel: (714) 429-5500
                                            Fax: (714) 429-5559

        5.5 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts-of-law principles.



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        5.6 COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        5.7 PUBLICITY. Prior to the Closing Date, no party may, or may it permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company and Consultant, except that the Company may disclose details of this Agreement to other participants in, or as necessary to effect, the Consolidation Transactions. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall consult in good faith with the other party as far in advance as practicable to the issuance of any such press release or announcement.

        5.8 COMPLETE AGREEMENT. This Agreement and the exhibits hereto contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

        5.9 MODIFICATIONS, AMENDMENTS AND WAIVERS. At any time prior to the Closing Date of this Agreement, any party may, (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights of remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing and executed by the party entitled to the benefit of such provision.

        5.10 HEADINGS; REFERENCES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Articles, Sections and Exhibits refer to the referenced Articles, Sections or Exhibits hereof unless otherwise specified.

        5.11 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

        5.12 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement shall be borne by the Company, and all fees, costs, and expenses incurred by Consultant in connection with the transactions contemplated by this Agreement shall be borne by Consultant.

        5.13 BINDING EFFECT. This Agreement will be binding upon and will inure to the benefit of each of the parties and their respective successors, permitted assigns and legal representatives. None of the parties may assign this Agreement without the prior written consent of the other parties.

        5.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

        5.15 INTERPRETATION OF AGREEMENT. In the event that interpretation of this Agreement, or any portion thereof, be necessary, it is deemed that this Agreement was prepared by each of the parties jointly and equally and shall not be interpreted against any of the parties on the ground that such party drafted the Agreement or caused it to be prepared.

        5.16 ARBITRATION.

              (a) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. The arbitration shall be conducted by one independent and impartial arbitrator, appointed by the AAA; provided however, if the claim and any counterclaim, in the aggregate, together with other arbitrations that are consolidated pursuant to Section 5.16(f), exceed Five Hundred Thousand Dollars ($500,000) (the "ARBITRATION THRESHOLD"), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators as provided herein (such arbitrator or arbitrators are hereinafter referred to as the "ARBITRATOR"). The judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Orange County, California unless the parties to the arbitration agree to another location.

              (b) If a party hereto determines to submit a dispute for arbitration pursuant to this Section 5.16, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement, and if pursuant to Section 5.16(a) one (1) Arbitrator is to be appointed, a request to appoint the Arbitrator. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten(10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. If the claim set forth in the Notice of Counterclaim causes the aggregate amount in dispute to exceed the Arbitration Threshold, the Notice of Counterclaim shall so state. If pursuant to Section 5.16(a) three (3) Arbitrators are to be appointed, within fifteen (15) days after receipt of the Arbitration Notice or the Notice of Counterclaim as applicable, each party shall select one person to act as Arbitrator and the two (2) selected shall select a third arbitrator within ten
(10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such time, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a practicing attorney or a retired or former judge with at least twenty (20) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

              (c) Once an Arbitrator is assigned to hear the matter, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

              (d) At the pre-hearing conference, the Arbitrator shall have the discretion to order, to the extent the Arbitrator deems relevant and appropriate, that each party may (i) serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of five (5) witnesses. All objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party thirty (30) days after receipt by the responding party of such document demand or interrogatory. Each deposition shall be taken on reasonable notice to the deponent, and must be concluded within eight (8) hours and all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.

              (e) The parties must file briefs with the Arbitrator at least three (3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

              (f) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Company and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

              (g) The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the disposition of any claim.

              (h) To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

        5.17 SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the state or federal courts located in the County of

Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 5.4. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        5.18 ATTORNEYS' FEES. If the Company or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Consultant or any of its Affiliates, successors or assigns, or if Consultant or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Company or any of its Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

        For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

        For purposes of this paragraph, "PREVAILING PARTY" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party.

        5.19 ENFORCEMENT OF THE AGREEMENT. Consultant and the Company acknowledge that irreparable damage would occur if any of the obligations of Consultant under this Agreement were not performed in accordance with their specific terms or were otherwise breached. The

Company will be entitled to an injunction or injunctions to prevent breaches of this Agreement by Consultant and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which the Company is entitled at law or in equity.

        5.20 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated (a) by the Company, if (i) Consultant fails to comply in any material respect with any of its or their covenants or agreements contained herein, or (ii) any of the representations and warranties of the Consultant is breached or is inaccurate in any material way; (b) by the Consultant if (i) the Company fails to comply in any material respect with any of its covenants or agreements contained herein, or (ii) any of the representations and warranties of the Company is breached or is inaccurate in any material way; or (c) by the Company or Consultant if (i) a governmental entity has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or (ii) a condition to its performance hereunder has not been satisfied or waived prior to November 30, 1998; provided, however that if the board of directors of Buyer should, in good faith, determine that it is necessary to extend the Closing for the purpose of facilitating the financing of the Consolidation Transactions, it may extend such date by thirty-five (35) days. Notwithstanding the foregoing, a party may not terminate this Agreement if the event giving rise to the termination right results from the willful failure of such party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such party or if such party is, at such time, in material breach of this Agreement.

              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above set forth.

COMPANY"                                         "CONSULTANT"
PROFITSOURCE CORPORATION, a           THE RINGCO GROUP LLC, a California limited
Delaware corporation                  liability company

By: /s/ ERIK WITTS                    By: /s/ MARK COLEMAN
   -----------------------------         -----------------------------------
                                         Mark Coleman, in his capacity as a
Name: Erik Witts                         Manager and as a Member
   -----------------------------
                                      By: /s/ DAVID RINGLER
Title: President                         -----------------------------------
      --------------------------         David Ringler, in his capacity as a
                                         Manager and as a Member

                                      By: /s/ DAVID SCHUPP
                                         -----------------------------------
                                         David Schupp, in his capacity as a
                                         Manager and as a Member

                                      By: /s/ FREDERICK TOWNSEND
                                         -----------------------------------
                                         Frederick Townsend, in his capacity
                                         as a Manager and as a Member

                                      By: /s/ JUKKA LIPPONEN
                                         -----------------------------------
                                         Jukka Lipponen, in his capacity as a
                                         Manager and as a Member

                                    Exhibits



Exhibit A      Form of Stockholder Agreement
Exhibit B      Form of Voting Agreement
Exhibit C      Form of Accredited Investor Questionnaire

           SCHEDULE 1 TO PARTICIPATING CONSULTANT AGREEMENT ASSIGNMENT

1.      Travelers Indemnity Company
2.      Hartford Fire Insurance Company
3.      American Medical Security, Inc.
4.      Fortis Insurance Company (Fortis Benefits, Time Insurance Company, John Alden Life
        Insurance Company)
5.      Bridgestone/Firestone, Inc.